Exhibit 10.25

ADMINISTRATION AND SERVICING AGREEMENT

dated as of October 1, 2004

between

ACCREDITED MORTGAGE LOAN REIT TRUST

and

ACCREDITED HOME LENDERS, INC.

ADMINISTRATION AND SERVICING AGREEMENT dated as of October 1, 2004 (the “Agreement”), between ACCREDITED MORTGAGE LOAN REIT TRUST, a Maryland real estate investment trust, (“REIT”) and ACCREDITED HOME LENDERS, INC., a California corporation, as the Administrator (in such capacity, the “Administrator”) and as the Servicer (in such capacity, the “Servicer”).

W I T N E S S E T H:

WHEREAS, REIT is a Maryland real estate investment trust (the “REIT”) within the meaning of the Maryland REIT Law; and

WHEREAS, REIT has sold its 9.75% Series A Perpetual Cumulative Preferred Shares (the “Preferred Shares”) to the public, has participated in securitizations and entered into interim warehouse credit facilities; and

WHEREAS, REIT has entered into certain agreements in connection with the issuance of the Preferred Shares, the participation in securitizations and entering into interim warehouse credit facilities (the “Related Agreements”); and

WHEREAS, pursuant to the Related Agreements, REIT is required to perform certain duties;

WHEREAS, REIT desires to have the Administrator and the Servicer, respectively, perform certain of the duties of REIT referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as REIT may from time to time request; and

WHEREAS, the Administrator and the Servicer have the capacity to provide the respective services required hereby and are willing to perform such services for REIT on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 1.         Representations and Warranties of the Administrator and the Servicer.

The Administrator and the Servicer hereby represents and warrants to REIT that, as of the date of this Agreement:

(i)         It is duly organized, validly existing and in good standing under the laws of its state of incorporation and has the power to own its assets and to transact the business in which it is currently engaged. It is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the performance of its obligations hereunder requires such qualification and in which the failure so to qualify could reasonably be expected to have a material adverse effect on the performance of its obligations hereunder.

(ii)        It has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, and assuming the due authorization, execution and delivery hereof by the REIT constitutes, or will constitute, the legal, valid and binding obligation of it, enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(iii)        It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency which consent already has not been obtained in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained.

(iv)        The execution, delivery and performance of this Agreement by it will not violate any provision of any existing law or regulation or any order or decree of any court or its charter or bylaws, or constitute a breach of any mortgage, indenture, contract or other Agreement to which it is a party or by which it may be bound.

(v)        There is no action, suit, proceeding or investigation pending or its knowledge threatened against it which would draw into question the validity of this Agreement or which would be likely to impair materially its ability to perform its obligations hereunder.

Section 2.        Representations and Warranties of REIT.

REIT hereby represents and warrants to the Administrator and the Servicer that, as of the date of this Agreement:

(i)        It is duly organized, validly existing and in good standing under the laws of its state of incorporation and has the power to own its assets and to transact the business in which it is currently engaged. It is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the performance of its obligations hereunder requires such qualification and in which the failure so to qualify could reasonably be expected to have a material adverse effect on the performance of its obligations hereunder.

(ii)        It has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, and assuming the due authorization, execution and delivery hereof by the REIT constitutes, or will constitute, the legal, valid and binding obligation of it, enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(iii)        It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency which consent already has not been obtained in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained.

(iv)        The execution, delivery and performance of this Agreement by it will not violate any provision of any existing law or regulation or any order or decree of any court or its charter or bylaws, or constitute a breach of any mortgage, indenture, contract or other Agreement to which it is a party or by which it may be bound.

(v)        There is no action, suit, proceeding or investigation pending or its knowledge threatened against it which would draw into question the validity of this Agreement or which would be likely to impair materially its ability to perform its obligations hereunder.

Section 3.        Duties of the Administrator.

The Administrator shall perform certain treasury, accounting, tax and other administrative services for REIT as may be needed from time to time under applicable law or the Related Agreements; including without limitation, money and investment management services and portfolio hedging (which will be consistent with the manner in which the Administrator hedges its own portfolio of mortgage loans).

Section 4.        Records.

The Administrator shall maintain appropriate books of account and records with respect to the business operations of REIT and relating to services performed hereunder.

Section 5.        Duties of the Servicer.

(a)        The Servicer shall service all mortgage loans owned by REIT and shall continue to service such mortgage loans after they have been transferred by REIT to the related securitization trust. The Servicer shall service the mortgage loans using the same care as it customarily employs in servicing and administering mortgage loans for its own account, in accordance with accepted mortgage servicing practices of prudent lending institutions. The Servicer will collect and remit principal and interest payments, administer mortgage escrow accounts, submit and pursue insurance claims and initiate and supervise foreclosure proceedings on the mortgage loans it services. The Servicer will also provide accounting and reporting services for such mortgage loans. The Servicer will follow such collection procedures as are customary in the industry, including contacting delinquent borrowers and supervising foreclosures and property disposition in the event of un-remedied defaults. The Servicer may, in its discretion, arrange with a defaulting borrower a schedule for the liquidation of delinquencies. The Servicer may from time to time subcontract all or a portion of its servicing obligations to unrelated third parties. The Servicer will not, in connection with subcontracting any of its servicing obligations, be discharged or relieved in any respect from its servicing obligations.

(b)        The Servicer will be required to pay all expenses related to the performance of its duties as servicer. The Servicer will be required to make advances of taxes and required insurance premiums that are not collected from borrowers with respect to any mortgage loan serviced by it, unless it determines that such advances are non-recoverable from the mortgagor, insurance proceeds or other sources with respect to such mortgage loan. If such advances are made, the Servicer generally will be reimbursed on a priority basis out of proceeds related to such mortgage loan. The Servicer also will be entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted mortgage loans serviced by it and in connection with the restoration of mortgaged property. The Servicer may institute foreclosure proceedings, exercise any power of sale contained in any mortgage or deed of trust, obtain a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property underlying a mortgage loan by operation of law or otherwise in accordance with its servicing practices.

(c)        To the extent that mortgage loans have been securitized by REIT, the servicing of the securitized mortgage loans will be governed by the servicing agreement related to that securitization transaction.

(d)        The Servicer will hold all collections on the mortgage loans on behalf of REIT. These collections will be paid by the Servicer to REIT on a quarterly basis, as described below in Section 6(c), subject to the offset provisions thereof.

Section 6.        Payment of Collections and Compensation.

(a)        Compensation of Administrator and Servicer. The Administrator will perform the duties and provide the services called for under Sections 3. and 4. The Servicer will perform the duties and provide the services called for under Section 5. In consideration for the services provided to REIT, the Administrator/Servicer shall be paid a fee equal to 0.50% per annum on the monthly outstanding principal balance of the loans serviced, plus miscellaneous fee income collected from mortgagors, including late payment charges, assumption fees and similar items. Additionally, the Administrator/Servicer shall be entitled to reimbursement for all monies advanced on behalf of REIT.

(b)        Frequency of Payment. Subject to paragraph (d) below, the compensation described in this section shall be earned and accrued on a monthly basis. The settlement of the earned compensation shall be done periodically, at the request of either the Administrator/Servicer or REIT.

(c)        Offset and Accrual of Interest. REIT, on the one hand, and the Servicer/Administrator, on the other hand, may offset any balance or amount due from one party to the other under this Agreement or any other contract heretofore or hereafter entered into between such parties. Therefore, on each settlement date, there shall be a single payment payable by REIT to the Servicer/Administrator or by the Servicer/Administrator to REIT (such payment, the “Intercompany Receivable”. Interest will accrue on such Intercompany Receivable as it accrues, through the date of payment, calculated on the amount of such Intercompany Receivable outstanding at a per annum rate equal to six-month LIBOR plus 1.0%.

Section 7.        Term of Agreement; Resignation and Removal of Administrator or Servicer.

(a)        The Administrator or the Servicer may resign its respective duties hereunder by providing REIT with at least 30 days’ prior written notice.

(b)        REIT may remove the Administrator or the Servicer without cause by providing the Administrator or the Servicer with at least 30 days’ prior written notice.

Section 8.        Action upon Termination, Resignation or Removal of the Administrator or the Servicer.

Promptly upon the effective date of termination of this Agreement pursuant to Section 7(a) or the resignation or removal of the Administrator or the Servicer pursuant to Section 7(b), the Administrator or the Servicer shall be entitled to be paid all reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator or the Servicer shall forthwith upon such termination pursuant to Section 7(a) deliver to REIT all property and documents of or relating to the Collateral then in the custody of the Administrator or the Servicer and, in the event of the resignation or removal of the Administrator or the Servicer pursuant to Section 7(b), the Administrator or the Servicer shall cooperate with REIT and take all reasonable steps requested to assist REIT in making an orderly transfer of the duties of the Administrator or the Servicer.

Section 9.        Effectiveness.

This Agreement, and the obligations of the parties hereunder, shall be effective as of June 1, 2004.

Section 10.        Notices.

Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

(a)	if to REIT, to

Accredited Mortgage Loan REIT Trust
15090 Avenue of Science
San Diego, California 92128
Attention: General Counsel
Facsimile number: (858) 676-8165
Telephone number: (858) 676-2100

(b)	if to the Administrator or to the Servicer, to

Accredited Home Lenders, Inc.
15090 Avenue of Science
San Diego, California 92128
Attention: General Counsel
Facsimile number: (858) 676-8165
Telephone number: (858) 676-2100

or to such other address, telecopy number or telephone number as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given upon receipt, if such notice is mailed by certified mail, postage prepaid, or hand delivered to the address of such party as provided above and, in the case of notices provided by facsimile transmission (with a copy delivered by overnight courier), upon telephone confirmation of receipt thereof.

Section 11.        Amendments.

This Agreement may be amended from time to time by a written amendment duly executed and delivered by REIT, the Administrator and the Servicer.

Section 12.        Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 13.        Headings.

The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Section 14.         Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed shall together constitute but one and the same agreement.

Section 15.         Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

ACCREDITED MORTGAGE LOAN REIT TRUST

By:	/s/ James A. Konrath
Name:	James A. Konrath
Title:	Chief Executive Officer

ACCREDITED HOME LENDERS, INC.,
as the Servicer and as the Administrator

By:	/s/ David E. Hertzel
Name:	David E. Hertzel
Title:	General Counsel